COMMON STOCK PURCHASE AGREEMENT

       AGREEMENT entered into as of the 17th day of August, 2010, by and between Big Time Acquisition, Inc., a Delaware corporation with an address of 780 Reservoir Avenue, #123, Cranston,RI 02910
(the "Company") and Scot Scheer, an individual with an address of 780 Reservoir Aveneue, #123 Cranston,RI 02910, Lisa DeNunzio, an individual with an address of 780 Reservoir Avenue, #123, Cranston,RI 02910, and LMIC, Inc., a Delaware corporation with an address 780 Reservoir Aveneue, #123, Cranston,RI 02910,(the "Purchasers").

       WHEREAS, the Purchasers desires to purchase, and the Company desires to sell, an aggregate of 100,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock") upon the terms and conditions hereof.

       NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the Purchasers' and the Company hereby agree as follows:

                        SECTION 1:  SALE OF THE SHARES

       1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchasers' will purchase from the Company, upon the execution and delivery hereof, the following Shares for a purchase price equal to ten dollars ($10.00) in exchange for services rendered and Shareholder paid-in-capital in the approximate amount of ($3000.00) in connection with the Company's formation and organization in the State of Delaware and developing the Company's business concept and plan.

                              Amount and Nature of   Percentage
Name and Address              Beneficial Ownership    Of Class
--------------------------    --------------------   ----------

Scot A. Scheer (1)               45,000                 45%
780 Reservoir Avenue,#123
Cranston, RI 02910

Lisa DeNunzio                    45,000                 45%
780 Reservoir Avenue #123
Cranston,RI 02910

LMIC, Inc.                       10,000                  10%
780 Reservoir Avenue,#123
Cranston,RI 02910

    (1) Scot Scheer serves as President, Secretary and Director of the
        Company.

                      SECTION 2:  CLOSING DATE; DELIVERY

       2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held immediately following the execution and delivery of this Agreement.

       2.2 Delivery at Closing. At the Closing, the Company will deliver to the Purchasers' a stock certificate registered in the Purchaser's name, representing the number of Shares to be purchased by Purchasers' hereunder, against payment of the purchase price therefore as indicated above.

            SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

       The undersigned Purchaser hereby represents and warrants to the Company as follows:

       3.1 Transfer of Shares. The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and as of the date of this Agreement, may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

       3.2 Right of First Refusal. Receipt of Bona-Fide Offer.
If LMIC, Inc. ("Selling Shareholder") receives a bona-fide written offer for the purchase of any or all of its Stock,("Stock to be Sold"), which offer Selling Shareholder desires to accept, the Company and Scot Scheer and Lisa DeNunzio,("Control Shareholders") shall have the option, as hereafter described to purchase any or all of the Stock to be Sold at par value.

       3.3 Notice of Offer; Company's Right to Purchase.
The Selling Shareholder shall promptly give the Company and Control Shareholders' written notice of the receipt of any bona-fide offer including a copy of such offer, a statement identifying the real party in interest making the offer, the offering price, all other terms and conditions of the proposed sale, and a statement of Selling Shareholder of its desire to accept the offer. The Company shall have the right, but not the obligation within (30) days of actual receipt of such notice, to purchase from the Selling Shareholder any or all of the Stock to be Sold at par value.

       3.4 Control Shareholders' Right to Purchase.
If the Company does not exercise its right to purchase the Stock to be Sold, the Control Shareholders shall have the right but not the obligation to purchase at par value any or all of the Stock to be Sold, within (30) days after the Company's right to purchase has terminated.

       3.5 Division of Stock Among Purchasing Control Shareholders. If more than one Control Shareholder desires to purchase the Stock to be Sold, the Control Shareholders may divide the Stock to be Sold in any manner they desire. In the absence of unanimous agreement, the Stock to be Sold shall be divided among the purchasing Control Shareholders in proportion to their Stock ownership as of the date the offer was made to Selling Shareholder.

       3.6 Sale Pursuant to Offer. If neither the Company nor any
Control Shareholder exercises its right to purchase the Stock to be Sold, the Selling Shareholder shall have the right to sell any or all of the Stock to be Sold, on the terms and conditions set forth in the offer. Such sale shall be consumated and the Stock to be Sold, shall be transferred to the offeror within (30) days following the termination of the Control Shareholders right to purchase or, if later, according to the terms of the offer.

       3.7 Disposition of Stock Upon Death of Control Shareholder(s). Within six (6) months after receiving actual notice of the death of a Control Shareholder("Deceased Control Shareholder"), the Company may elect to purchase any or all of the Stock of the Deceased Control Shareholder for One Thousand Five Hundred Dollars,($1500.00) and duly appoint to the Company's Board of Directors the executor, executrix, or personal representative of the Deceased Control Shareholder.In order to exercise such option, the Company shall give written notice of its election to the Deceased Shareholders executor, executrix, or personal representative and to other shareholders. If, in the event of refusal of appointment to the Company's Board of Directors by executor, executrix, or personal representative of Deceased Control Shareholder, then remaining majority shareholders will have the option to appoint a new Director if the Company is ever without at least one acting Director.

       3.8 Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned are the sole parties in interest as to its investment in the Company, and are acquiring the Shares solely for investment for their own account and have no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

       3.9 Investment; Access to Data. The undersigned have carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The undersigned have been furnished materials relating to the Company, the private placement of the Common Stock or anything else that they have requested and have been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Representatives of the Company have answered all inquiries that the undersigned have made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock. The undersigned have not been furnished any offering literature other than the materials that the Company may have provided at the request of the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Shares for investment for the undersigned's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. The undersigned acknowledges that the Company is a development stage company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser's entire investment in the Company.

       4.0 Authorization. (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

             (b) The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

       4.1 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

                           SECTION 4:  MISCELLANEOUS

       4.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

       4.3 Survival. The terms, conditions and agreements made herein shall survive the Closing.

       4.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

       4.5 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

       4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

       IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 17th day of August 2010.


      Big Time Acquisition, Inc.                       LMIC, Inc.


      By: /s/ Scot Scheer                              By: /s/ Scot Scheer
      --------------------                              ------------------
      Scot Scheer                                        Scot Scheer
      President                                          President


      By: /s/ Lisa DeNunzio                            By: /s/ Thomas DeNunzio
      ---------------------                              ---------------------
      Lisa DeNunzio                                       Thomas DeNunzio
      Shareholder                                         Witness